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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                       ANCHOR GLASS CONTAINER CORPORATION

                                    ARTICLE I

                                     Offices

                  Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors determines from time to time or the business of the Corporation requires.

                                   ARTICLE II

                            Meetings of Stockholders

                  Section 1. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board of Directors and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

                  Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the
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meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board of Directors may from time to time determine.

                  Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors and shall be called by the President or the Secretary upon the written request of a majority of the directors or holders of not less than 50% of the Corporation's outstanding shares entitled to vote at such meeting. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

                  Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than 10 and not more than 60 days before the date of the meeting, to each stockholder entitled to vote at the meeting. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall

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submit, either before or after the time stated therein, a signed waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

                  Section 5. Quorum; Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken (except as otherwise provided herein), until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned

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meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                  Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting.

                  Section 7. Proxies. Every proxy shall be executed in writing by the stockholder or by his authorized representative, or otherwise as provided in the General Corporation Law of the State of Delaware (the "DGCL").

                  Section 8. List of Stockholders. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to

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be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 9. Conduct of Meetings. At each meeting of the stockholders, the President or, in his absence, any one of the Vice Presidents, in order of their seniority, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               Board of Directors

                  Section 1. Number of Directors. Upon effectiveness of these By-Laws, the Board of Directors shall initially consist of five directors. The number of Directors may be

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reduced or increased from time to time by the Board of Directors or the stockholders. Except as otherwise provided in the Certificate of Incorporation of the Corporation (including any Certificates of Designations in respect of any series of Preferred Stock of the Corporation), the number of directors may be reduced or increased from time to time by action of a majority of the whole Board, provided that no decrease may shorten the term of an incumbent director. When used in these By-laws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

                  Section 2. Election and Term. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this
Article III, each director shall hold office until his successor shall have been elected and shall have qualified.

                  Section 3. Removal. Unless otherwise provided by the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, a director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                  Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

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                  Section 5. Vacancies. Except as otherwise provided in the
Certificate of Incorporation of the Corporation, any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  Section 6. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

                  Section 7. Annual Meeting. The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines from time to time.

                  Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by law.

                  Section 9. Special Meetings. Special meetings of the Board of Directors, for any purpose or purposes, may be called by the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

                  Section 10. Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a

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director orally (either by telephone or in person) or mailed, telegraphed or sent by facsimile transmission to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if telegraphed, the notice shall be deemed given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

                  Section 11. Quorum. Except as otherwise provided by law or in these By-laws, at all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

                  Section 12. Conduct of Meetings. At each meeting of the Board of Directors, the President or, in his absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The

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order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

                  Section 13. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Except as limited by law, each committee, to the extent provided in the resolution of the Board of Directors establishing it, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

                  Section 14. Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

                  Section 15. Consent to Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a

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meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 16. Attendance Other Than in Person. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

                  Section 1. Executive and Other Officers. The executive officers of the Corporation shall be a Chairman, President, a Secretary, a Treasurer and a Comptroller. The Board of Directors also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any officer may devote less than all of his working time to his activities as such if the Board so approves.

                  Section 2. Duties.

                           (a)      The Chairman. The Chairman shall have
such powers and shall perform such duties as shall from time to time be designated by the Board.

                           (b)      The President. The President shall be the
chief executive officer and chief operating officer of the Corporation, and shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have general management of the

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business and affairs of the Corporation, subject to the control of the Board of
Directors, and he shall have such other powers and duties as the Board assigns to him.

                           (c)      The Vice President. The Vice President or,
if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President, and shall have such other powers and duties as the Board or the President assigns to him or them.

                           (d)      The Secretary. Except as otherwise
provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the stockholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the stockholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board or the President assigns to him.

                           (e)      The Treasurer. Subject to the control of the
Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; and he shall perform all other duties incident to the office of Treasurer. The Treasurer shall have such other powers and duties as the Board or the President assigns to him.

                           (f)      The Comptroller. The Comptroller shall have
such powers and duties as the Board or the President assigns to him.

                  Section 3. Term; Removal. Subject to his earlier death, resignation or removal, each officer shall hold his office until his successor shall have been elected or appointed and

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shall have qualified, or until his earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.

                  Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                  Section 5. Vacancies. If an office becomes vacant for any reason, the Board of Directors or the stockholders may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his predecessor's term and until his successor shall have been elected or appointed and shall have qualified.

                                    ARTICLE V

                          Provisions Relating to Stock

                          Certificates and Stockholders

                  Section 1. Form, Signatures.

                           (a)      To the extent the Corporation issues any
certificates representing some or all classes or series of its stock, each such certificate shall be in a form approved by the Board of Directors and shall be signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or any Vice-President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by such stockholder. Such signatures may be facsimiles. In case any officer who has signed, or whose facsimile signature was placed on, a

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certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

                           (b)      All requested stock certificates that
represent shares of capital stock that are subject to restrictions on transfer or to other restrictions shall have conspicuously noted thereon such notation to such effect as may be required by law or determined by the Board of Directors.

                  Section 2. Registration of Transfer. Except as provided in the Certificate of Incorporation or any contract or agreement to which the Corporation is a party, upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares, if such a certificate was issued, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue, upon request, a new certificate to the person entitled thereto, to cancel the old certificate (if any) and to record the transaction upon its books.

                  Section 3. Registered Stockholders.

                           (a)      Except as otherwise provided by law, the
Corporation shall be entitled to recognize the exclusive right of a person that is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person that is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                           (b)      If a stockholder desires that notices and
dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the

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Corporation, such stockholder shall have the duty to notify the Corporation of such desire. Such notice shall specify the alternate name or address to be used.

                  Section 4. Record Date.

                           (a)      In order that the Corporation may determine
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (ii) be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 5 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           (b)      In order that the Corporation may determine
the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not (i) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and (ii) be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a

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signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                           (c)      In order that the Corporation may determine
the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct, upon request, a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or its legal representative, to give the Corporation a bond in such sum, or other security in such

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form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE VI

                                 Indemnification

                  Section 1. Indemnification. Unless otherwise determined by the Board of Directors, the Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the DGCL or such other provisions of law.

                  Section 2. Statutory Indemnification. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law, and pursuant to Section 145 of the DGCL unless otherwise determined by the Board of Directors:

                           (i)      the Corporation shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or

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proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                           (ii)     the Corporation shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

                  Section 3. Indemnification by Resolution of Stockholders or Directors or Agreement. Without limiting the generality of Section 1 or Section 2 of this Article VI, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in
Section 145 of the DGCL or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses, provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so

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adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

                  Section 4. General. It is the intent of this Article VI to require the Corporation, unless otherwise determined by the Board of Directors, to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Corporation, these By-laws, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 5. Indemnification Benefits. Indemnification pursuant to these By-laws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

                                   ARTICLE VII

                               General Provisions

                  Section 1. Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation

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of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

                  Section 2. Seal. The Corporation may have a corporate seal which shall be in such form as is required by law and approved by the Board of Directors.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 4. Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the President or by a proxy or proxies appointed by him.

                                  ARTICLE VIII

                                   Amendments

                  Section 1. By-Laws may be adopted, amended or repealed by the Board of Directors, provided the conferral of such power on the Board shall not divest the stockholders of the power, or limit their power, to adopt, amend or repeal By-laws.

                                      -19-